GENSKE, MULDER & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

3187 Red Hill Ave Ste 110, Costa Mesa, California 92626
Tel: 949-650-9580 | Fax 949-650-9585
www.genskemulder.com

INDEPENDENT PUBLIC ACCOUNTING FIRM'S CONSENT

February 5, 2024

Enviro. Farm Systems Inc.
18 Grant Street
Plymouth, MA 02360

We consent to the use in the Registration A Offering Statement under the Securities Act of 1933 on Form 1-A of Enviro.Farm Systems Inc. of our audit report dated September 15, 2023 along with the corresponding audited financial statements, which is part of the Registration Statement as an "exhibit," and to the reference of us under the title "Auditors" throughout the statement.

Sincerely,

Ben A. Neilson, CPA
Partner
GENSKE, MULDER & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS